Exhibit 1.1

Ready capital corporation

6.20% Senior Notes due 2026

5.75% Senior Notes Due 2026

At Market Issuance Sales Agreement

May 20, 2021

B. Riley Securities, Inc.
299 Park Avenue, 21st Floor
New York, New York 10171

Ladies and Gentlemen:

Ready Capital Corporation (the “Company”), Sutherland Partners L.P. (the “Operating Partnership”), and Waterfall Asset Management, LLC (the “Manager”) confirm their agreement (this “Agreement”) with B. Riley Securities, Inc. (the “Agent”) as follows:

1.             Issuance and Sale of Securities. The Company, the Operating Partnership and the Manager agree that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through the Agent up to an aggregate principal amount of $100,000,000 of the Company’s 6.20% Senior Notes due 2026 (the “6.20% 2026 Notes”) and the Company’s 5.75% Senior Notes due 2026 (the “5.75% 2026 Notes” and together with the 6.20% 2026 Notes, the “Placement Securities”) to be issued under an indenture dated as of August 9, 2017 (the “Base Indenture”), as supplemented by the Third Supplemental Indenture dated as of February 26, 2019 (the “Third Supplemental Indenture”),the Fourth Supplemental Indenture dated as of July 22, 2019 (the “Fourth Supplemental Indenture”) and the Fifth Supplemental Indenture dated as of February 10, 2021 (the “Fifth Supplemental Indenture” and together with the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (“Trustee”), from time to time during the term of this Agreement. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number of Placement Securities issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agent shall have no obligation in connection with such compliance. The issuance and sale of Placement Securities through the Agent will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Securities.

The Placement Securities will be issued to Cede & Co., as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations to be dated on or prior to the date hereof between the Company and DTC. Each Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3, including a base prospectus, relating to certain securities including the Placement Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Placement Securities (the “Prospectus Supplement”). The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus relating to the Placement Securities, as supplemented by the Prospectus Supplement, relating to the Placement Securities. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such base prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

The Company and Operating Partnership have entered into an amended and restated management agreement (the “Management Agreement”), dated as of May 9, 2016, as amended by the First Amendment to the Management Agreement, dated as of December 6, 2020, with the Manager, pursuant to which the Manager acts as the manager and adviser of the Company, the Operating Partnership and their respective subsidiaries.

2.             Placements. Each time that the Company wishes to issue and sell Placement Securities hereunder (each, a “Placement”), it will notify the Agent by electronic mail (or other method mutually agreed to in writing by the parties) of the aggregate principal amount of the series of Placement Securities to be sold, the time period during which sales are requested to be made, any limitation on the aggregate principal amount of Placement Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Securities shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by the Agent unless and until (i) the Agent declines in writing to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Securities thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion, or (iv) this Agreement has been terminated under the provisions of Section 14. The amount of any discount, commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.             Sale of Placement Securities by the Agent. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the New York Stock Exchange (the “Exchange”) and the Financial Regulatory Authority (“FINRA”), to sell the Placement Securities up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the aggregate principal amount and series of Placement Securities sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, the Agent may sell Placement Securities by any method permitted by law. “Trading Day” means any day on which Securities are purchased and sold on the Exchange.

4.             Suspension of Sales. The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Securities (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 8(l), 8(m), and 8(n) with respect to the delivery of certificates, opinions, or comfort letters to the Agent, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5.             Sale and Delivery to the Agent; Settlement.

a.             Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Securities up to the amount and in the series specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Securities, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Securities as required under this Agreement and (iii) the Agent shall be under no obligation to purchase Placement Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company.

b.             Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The Agent shall notify the Company of each sale of Placement Securities no later than opening of trading the day following the Trading Day that the Agent sold Placement Securities. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Agent, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c.             Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause the Trustee to, electronically transfer the Placement Securities being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee and such designee’s account information at least two Trading Days prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered Placement Securities in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company or the Trustee (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date through no fault of the Agent, then in addition to and in no way limiting the rights and obligations set forth in Section 12(a) hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or the Trustee (if applicable) and (ii) pay to the Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d.             Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Securities if, after giving effect to the sale of such Placement Securities, the aggregate number or principal amount of Placement Securities sold pursuant to this Agreement would exceed the Maximum Amount. Under no circumstances shall the Company cause or request the offer or sale of any Placement Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing.

6.             Representations and Warranties of the Company and the Operating Partnership. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company and the Operating Partnership jointly and severally represent and warrant to, and agree with the Agent that as of the date of this Agreement and as of each Applicable Time (as defined in Section 27 below), unless such representation, warranty or agreement specifies a different date or time:

a.             Registration Statement and Prospectus. The transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act. The Prospectus will name the Agent as the agent in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Securities as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed, as applicable. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Securities, will not distribute any offering material in connection with the offering or sale of the Placement Securities other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which the Agent has consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of the Exchange. The Company has not, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange. To the Company’s knowledge, it is in compliance with all such listing and maintenance requirements.

b.             No Misstatement or Omission. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Agent specifically for use in the preparation thereof. Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties set forth in this Section 6(b) shall not be made by the Company as of the date of this Agreement.

c.             Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

d.             Ineligible Issuer. The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with this offering other than the Registration Statement and the Prospectus.

e.             All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and the requirements of the Exchange and were not issued in violation of any preemptive, right of first refusal, or similar right. Attached as Schedule 4 is a true and complete list of each entity (other than a securitization entity) in which the Company has a direct or indirect majority equity or voting interest that is consolidated with the Company for financial reporting purposes under U.S. generally accepted accounting principles (“GAAP”) (each, a “Subsidiary” and, together, “Subsidiaries”). All of the issued and outstanding equity interests of each Subsidiary that is a significant subsidiary within the meaning of Regulation S-X (each, a “Significant Subsidiary” and, together, the “Significant Subsidiaries”) have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and, if any of its securities are listed on the Exchange, the requirements of the Exchange, were not issued in violation of any preemptive, right of first refusal, or similar right and, except as set forth in the Prospectus, or otherwise specified in Schedule 4, are owned, directly or indirectly, by the Company free and clear of all liens. There are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any Subsidiary, except as set forth in the Prospectus or held by the Company or any of its Subsidiaries.

f.             Each of the Company and each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its property and to conduct its business, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, management, financial position, results of operations or prospects of the Company and the Subsidiaries taken as a whole or on the performance by the Company or the Operating Partnership of its obligations under this Agreement (a “Material Adverse Effect”).

g.             The Placement Securities conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; the Indenture conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; and the statements in the Registration Statement and the Prospectus under the headings “Additional U.S. Federal Income Tax Considerations” and “U.S. Federal Income Tax Considerations” fairly summarize in all material respects the legal matters therein described.

h.             The execution and delivery of, and the performance by each of the Company and the Operating Partnership of its obligations under, this Agreement have been duly and validly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership and, assuming due authorization, execution, delivery, validity, legally binding effect and enforceability hereof by you and thereof by the counterparties thereto, this Agreement constitutes the valid and legally binding agreements of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s and the Operating Partnership’s obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law. The execution and delivery of, and the performance by, the Company of its obligations under the Indenture have been duly and validly authorized by the Company, and the Indenture constitutes the valid and legally binding agreements of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

i.             The Placement Securities to be issued and sold by the Company to the Agent hereunder have been duly and validly authorized and, when issued, authenticated and delivered against payment therefor in accordance with this Agreement and the Indenture, will constitute valid and legally binding obligations of the Company, except as may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law, that may limit the right to specific enforcement of remedies and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

j.             The Company has taken all necessary actions to ensure that the Placement Securities will be approved for listing on the Exchange, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the Exchange approves the Placement Securities for listing, the Company is and will be in compliance in all material respects with all applicable corporate governance requirements set forth in the Exchange’s listing standards that are then in effect.

k.             Neither the Company nor the Subsidiaries, or any of their respective directors, officers, representatives or affiliates has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Securities in a violation of Regulation M under the Exchange Act.

l.             Neither the Company nor any of the Subsidiaries or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with any member firm of FINRA.

m.             No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of the this Agreement and the Indenture by the Company or the Operating Partnership, as applicable, their consummation of the transactions contemplated herein or thereunder (including the Company’s sale and delivery of the Placement Securities), other than (i) such as have been obtained, or will have been obtained at the time of each Placement, as the case may be, under the Securities Act, the Trust Indenture Act and the Exchange Act, (ii) such approvals as have been obtained in connection with the approval of the listing of the Placement Securities on the Exchange, (iii) such approvals as have been obtained under the rules and regulations of FINRA and (iv) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Placement Securities are being offered by the Agent.

n.             Subsequent to the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement): (i) there has been no Material Adverse Effect; and (ii) neither the Company nor any of its Subsidiaries (considered as one enterprise) has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.

o.             Neither the issuance and sale of the Placement Securities, the execution, delivery or performance of this Agreement or the Indenture by the Company or the Operating Partnership, nor the consummation by the Company or the Operating Partnership of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the charter, bylaws or other organizational documents of the Company or the Operating Partnership, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound, except for such conflicts that would not reasonably be expected to result in a Material Adverse Effect or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

p.             The financial statements, together with the related schedules and notes, included in the Registration Statement and the Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Exchange Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the other financial information and data included in the Registration Statement and the Prospectus are accurately derived from such financial statements and the books and records of the Company; and the pro forma financial information and the related notes thereto included in the Registration Statement and the Prospectus have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and the assumptions underlying such pro forma financial information provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts and the assumptions underlying such pro forma financial information are set forth in the Registration Statement and the Prospectus.

q.             Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company and the Operating Partnership, threatened in writing by any governmental or regulatory authority or by others.

r.             The Company has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with its taxable year ended December 31, 2011, and has maintained such election through the date hereof. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and operations set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects.

s.             Neither the Company nor any Subsidiary is (i) in violation of its charter, bylaws or other organizational document, (ii) in breach or default in the performance of the terms of any material indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except for such breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect or (iii) in violation of any material law, ordinance, administrative or governmental rule or regulation applicable to any of their or of any decree of the Commission, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Company or its Subsidiaries, except for such violations, breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect.

t.             Deloitte & Touche LLP, who have certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

u.             The Company and each Subsidiary have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and the Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

v.             There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Placement Securities.

w.             The Company and each Subsidiary have filed all necessary U.S. federal, state, local and foreign taxes and tax returns which have been required to be filed, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes required to be paid by them, whether or not shown as due on such returns, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement and the Prospectus, there is no material tax deficiency that has been asserted against the Company, any Subsidiary or any of their respective properties or assets, and there is no tax audit of Company of any Subsidiary that is pending or threatened in writing and is reasonably expected to have a Material Adverse Effect.

x.             The Company and each Subsidiary have insurance covering their properties, operations, personnel and business, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the business of the Company and the Subsidiaries taken as a whole; and neither the Company and nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except where any such matter would not reasonably be expected to have a Material Adverse Effect.

y.             The Company and each Subsidiary possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement and the Prospectus, except where the failure to possess such authorizations or make such declarations and filings would not reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected to have a Material Adverse Effect.

z.             The Company and each Subsidiary (a) are, and at all prior times were, in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance in all material respects with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company and its Subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

aa.           There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any Subsidiary (or, to the knowledge of the Company or any Subsidiary, any other entity (including any predecessor) for whose acts or omissions the Company or any Subsidiary is liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any Subsidiary, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

bb.          The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) under the Exchange Act, except as disclosed in the Registration Statement and the Prospectus, there are no material weaknesses therein. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

cc.           The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

dd.          Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Placement Securities and the application of the proceeds thereof received by the Company as described in the Registration Statement and the Prospectus, will be required to register as an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”), as amended, and the rules and regulations of the Commission thereunder.

ee.           The Company and each Subsidiary own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of business of the Company and the Subsidiaries taken as a whole as currently conducted and as proposed to be conducted, and the conduct of such business will not conflict with any such rights of others, except where the failure to own or possess such rights or any such conflict would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, except for any claim that would not reasonably be expected to have a Material Adverse Effect.

ff.            Neither the Company nor any Subsidiary has any material lending or other relationship with any bank or lending affiliate of the Agent, except as disclosed in the Registration Statement and the Prospectus.

gg.          Except as disclosed in the Registration Statement and the Prospectus, (a) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective borrowers, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (b) neither the Company nor its Subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (c) the Company and its Subsidiaries have implemented controls, policies, procedures, and technological safeguards to maintain and protect, in all material respects, the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (a) and (b), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, result in a Material Adverse Effect, or with respect to clause (c), where the failure to do so would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

hh.          The Company intends to use any of the proceeds from the sale of the Placement Securities hereunder as disclosed in the Registration Statement and the Prospectus.

ii.             Solely to the extent that Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

jj.             The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with any applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the applicable rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

kk.           Neither the Company nor any Subsidiary nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Placement Securities hereunder, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ll.             Neither the Company nor any Subsidiary nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and each Subsidiary, and, to the knowledge of the Company and the Operating Partnership, affiliates of the Company and the Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

mm.         Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) maintained or contributed to by the Company or any Subsidiary or for which the Company or any Subsidiary or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations or group of trades or business (whether or not incorporated) under common control within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), that includes the Company or any Subsidiary) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption) that could reasonably be expected to result in a material liability to the Company and its Subsidiaries taken as a whole; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period) except as could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) except as could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA that either has resulted, or could reasonably be expected to result, in material liability to the Company and its Subsidiaries taken as a whole; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan maintained by the Company or any Subsidiary or, to the knowledge of the Company and the Operating Partnership, any other Plan, that could reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole. A material increase in the aggregate amount of contributions required to be made to all Plans by the Company and its Subsidiaries in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year has not occurred or is not reasonably likely to occur.

nn.          Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Subsidiary or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Placement Securities.

Any certificate signed by an officer of the Company or the Operating Partnership and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company or the Operating Partnership, as applicable, to the Agent as to the matters set forth therein.

7.             Representations and Warranties of the Manager. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Manager represents and warrants to, and agrees with the Agent that as of the date of this Agreement and as of each Applicable Time, unless such representation, warranty or agreement specifies a different date or time:

a.             The Manager has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect (a “Manager Material Adverse Effect”) on the performance by the Manager of its obligations under the Management Agreement.

b.             The Manager has full right, power and authority to execute and deliver this Agreement, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement has been duly and validly taken.

c.             This Agreement has been duly authorized, executed and delivered by the Manager.

d.             The execution, delivery and performance by the Manager of this Agreement or the Management Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the property or assets of the Manager is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Manager or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, creation or imposition that would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

e.             No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Manager of this Agreement or the Management Agreement.

f.              There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Manager is or may be a party or to which any property of the Manager is or may be the subject that, if determined adversely to the Manager, could reasonably be expected to have a Manager Material Adverse Effect, and no such investigations, actions, suits or proceedings are, to the knowledge of the Manager, threatened in writing by any governmental or regulatory authority or others.

g.             The Manager or its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by, and have made all material declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess such authorizations or make such declarations and filings would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

h.             The Manager has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Securities in violation of Regulation M under the Exchange Act.

i.             Any financial or other data regarding the Manager that is included in the Registration Statement and the Prospectus is derived from the Manager’s accounting or other applicable records and is accurate in all material respects.

j.              The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and legally binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and except to the extent that enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights or by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

8.             Covenants of the Company. The Company and the Operating Partnership, jointly and severally, covenant and agree with the Agent that:

a.             Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Securities is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Securities (other than an Incorporated Document) unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if the filing does not name the Agent or does not relate to the transaction herein provided; and provided, further, that the only remedy the Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 8(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

b.             Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agent promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Securities or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c.             Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Agent promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Securities during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company.

d.             Listing of Placement Securities. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the Exchange and to qualify the Placement Securities for sale under the securities laws of such jurisdictions in the United States as the Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Securities; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject itself to taxation in any jurisdiction if it is not otherwise so subject.

e.             Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agent may from time to time reasonably request and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Securities may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.

f.              Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

g.             Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

h.             Notice of Other Sales. Without the prior written consent of the Agent, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any securities (other than the Placement Securities offered pursuant to this Agreement) or securities convertible into or exchangeable for securities, warrants or any rights to purchase or acquire, securities during the period beginning on the date on which any Placement Notice is delivered to the Agent hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Securities sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Securities covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any securities (other than the Placement Securities offered pursuant to this Agreement) or securities convertible into or exchangeable for securities, warrants or any rights to purchase or acquire, securities prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s issuance or sale of (i) securities, or securities convertible into or exercisable for securities, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Placement Securities hereby and (iv) securities in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership).

i.              Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agent pursuant to this Agreement.

j.              Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

k.             Required Filings Relating to Placement of Placement Securities. The Company will, if applicable, disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the amount of Placement Securities sold through the Agent during the most recent fiscal quarter, the Net Proceeds to the Company and the compensation paid or payable by the Company to the Agent with respect to such Placement Securities. To the extent required by applicable law and/or interpretations of the Commission, the Company shall also prepare and file with the Commission pursuant to Rule 424(b) under the Securities Act not later than 40 days after the completion of such quarter a prospectus supplement disclosing such sales information, if any.

l.              Representation Dates; Certificate. Each time during the term of this Agreement that the Company:

(i)             amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Securities) the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii)            files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended audited financial information or a material amendment to the previously filed Form 10-K);

(iii)           files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv)           files a current report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

(Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”)

the Company shall furnish the Agent (but in the case of clause (iv) above only if the Agent reasonably determines that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 8(l). The requirement to provide a certificate under this Section 8(l) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 8(l), then before the Agent sells any Placement Securities, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit 8(l), dated the date of the Placement Notice.

m.            Legal Opinion. On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to the Agent a written opinion and a negative assurance letter of Clifford Chance US LLP and Venable LLP, as applicable, counsel for the Company (“Company Counsel”), or other counsel reasonably satisfactory to the Agent, each in form and substance reasonably satisfactory to the Agent. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 8(l) for which no waiver is applicable, and not more than once per calendar quarter, the Company shall cause to be furnished to the Agent a negative assurance letter of Company Counsel in form and substance reasonably satisfactory to the Agent; provided, however, that, in lieu of such negative assurance for subsequent periodic filings under the Exchange Act, counsel may furnish the Agent with a letter (a “Reliance Letter”) to the effect that the Agent may rely on the negative assurance letter previously delivered under this Section 8(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

n.             Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, other than pursuant to Section 8(l)(iii), the Company shall cause its independent accountants to furnish the Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 8(n). The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to the Agent, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

o.             Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Placement Securities or (ii) sell, bid for, or purchase Placement Securities in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Securities other than the Agent.

p.             Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

q.             No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agent in its capacity as agent hereunder pursuant to Section 24, neither of the Agent nor the Company (including its agents and representatives, other than the Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Securities hereunder.

r.              Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will maintain disclosure controls and procedures that comply with the requirements of the Exchange Act.

9.             Representations and Covenants of the Agent. The Agent represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Securities will be offered and sold, except such states in which the Agent is exempt from registration or such registration is not otherwise required. the Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Securities will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement. The Agent shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement, including the issuance and sale through the Agent of the Placement Securities.

10.           Payment of Expenses. The Company and the Operating Partnership will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as the Agent shall deem reasonably necessary, (ii) the printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Securities to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable and documented out-of-pocket fees and disbursements of counsel to the Agent up to $45,000; (vi) the fees and expenses of the Trustee for the Placement Securities, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Securities, and (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the Exchange.

11.           Conditions to the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company, the Operating Partnership and the Manager herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company, the Operating Partnership and the Manager of the obligations hereunder, to the completion by the Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by the Agent in its sole discretion) of the following additional conditions:

a.             Registration Statement Effective. The Registration Statement shall remain effective and shall be available for the sale of all Placement Securities contemplated to be issued by any Placement Notice.

b.             No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any material Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any material Incorporated Document, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.             No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent’s reasonable opinion is material, or omits to state a fact that in the Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d.             Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect or Manager Material Adverse Effect, or any development that would cause a Material Adverse Effect or Manager Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company’s securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of the Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Securities on the terms and in the manner contemplated in the Prospectus.

e.             Company Counsel Legal Opinion. The Agent shall have received the opinion and negative assurance letter of Company Counsel required to be delivered pursuant to Section 8(m) on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 8(m).

f.              Agent Counsel Legal Opinion. Agent shall have received from Alston & Bird LLP, counsel for the Agent, such opinion or opinions and negative assurance letter, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 8(m), with respect to such matters as the Agent may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

g.             Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant Section 8(n) on or before the date on which such delivery of such letter is required pursuant to Section 8(n).

h.             Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 8(l) on or before the date on which delivery of such certificate is required pursuant to Section 8(l).

i.              Secretary’s Certificate. On or prior to the first Representation Date, the Agent shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance satisfactory to the Agent and its counsel.

j.              No Suspension. Trading in the Placement Securities shall not have been suspended on the Exchange and the Placement Securities shall not have been delisted from the Exchange.

k.             Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 8(l), the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

l.              Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

m.            Approval for Listing. The Placement Securities shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Securities on the Exchange at, or prior to, the issuance of any Placement Notice.

n.             No Termination Event. There shall not have occurred any event that would permit the Agent to terminate this Agreement pursuant to Section 14(a).

12.           Indemnification and Contribution.

a.             Company Indemnification. The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 12(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)          against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

b.             Indemnification by the Agent. The Agent agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to the Agent and furnished to the Company in writing by the Agent expressly for use therein.

c.             Procedure. Any party that proposes to assert the right to be indemnified under this Section 12 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 12, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 12 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 12 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 12 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

d.             Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 12 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company, the Operating Partnership or the Agent, the Company, the Operating Partnership and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company and the Operating Partnership from persons other than the Agent, such as persons who control the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company, the Operating Partnership and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Agent on the other hand. The relative benefits received by the Company and the Operating Partnership on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Securities (before deducting expenses) received by the Company and the Operating Partnership bear to the total compensation received by the Agent (before deducting expenses) from the sale of Placement Securities on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 12(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 12(d) shall be deemed to include, for the purpose of this Section 12(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 12(c) hereof. Notwithstanding the foregoing provisions of this Section 12(d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 12(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of the Agent, will have the same rights to contribution as that party, and each officer who signed the Registration Statement and director of the Company will have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 12(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 12(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 12(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 12(c) hereof.

13.           Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 12 of this Agreement and all representations and warranties of the Company, the Operating Partnership and the Manager herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, the Company, the Operating Partnership or the Manager (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Securities and payment therefor or (iii) any termination of this Agreement.

14.           Termination.

a.             the Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect or Manager Material Adverse Effect, or any development that would have a Material Adverse Effect or Manager Material Adverse Effect that, in the sole judgment of the Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Placement Securities or to enforce contracts for the sale of the Placement Securities, (3) if trading in the common stock of the Company or Placement Securities has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Governing Law and Time; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section 14(a), the Agent shall provide the required notice as specified in Section 15 (Notices).

b.             The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Governing Law and Time; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c.             The Agent shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Governing Law and Time; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d.             Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Agent on the terms and subject to the conditions set forth herein except that the provisions of Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Governing Law and Time; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e.             This Agreement shall remain in full force and effect unless terminated pursuant to Sections 14(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 10 (Payment of Expenses), Section 12 (Indemnification and Contribution), Section 13 (Representations and Agreements to Survive Delivery), Section 19 (Governing Law and Time; Waiver of Jury Trial) and Section 20 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to the Agent for any discount, commission or other compensation with respect to any Placement Securities not otherwise sold by the Agent under this Agreement.

f.              Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

15.           Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agent, shall be delivered to:

B. Riley Securities, Inc.
299 Park Avenue
21st Floor
New York, New York 10171
Attention: Legal Department
Email:  atmdesk@brileyfin.com

with a copy to:

Alston & Bird LLP
90 Park Avenue
New York, NY 10016
Attention: Michael Kessler
Telephone: (212) 210-9566
Email:  michael.kessler@alston.com
Fax:     (212) 210-9444

and if to the Company, the Operating Partnership or the Manager, shall be delivered to:

Ready Capital Corporation
1251 Avenue of the Americas, 50th Floor
New York, New York 10020
Attention: General Counsel

Email: KNick@waterfallam.com

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019

Attn: Jacob Farquharson
Email: jacob.farquharson@cliffordchance.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

16.            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Operating Partnership, the Manager and the Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 12 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. None of the Company, the Operating Partnership, the Manager or the Agent may assign its rights or obligations under this Agreement without the prior written consent of the other party.

17.            Adjustments for Splits. The parties acknowledge and agree that all Placement Securities-related numbers contained in this Agreement shall be adjusted to take into account any consolidation, split, dividend, corporate domestication or similar event effected with respect to the Placement Securities.

18.            Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company, the Operating Partnership, the Manager and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

19.            GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND THE AGENT EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.            CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

21.            Use of Information. The Agent may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

22.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission or email of a .pdf attachment.

23.            Effect of Headings. The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

24.            Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 24 hereto are Permitted Free Writing Prospectuses.

25.            Absence of Fiduciary Relationship. Each of the Company, the Operating Partnership and the Manager acknowledges and agrees that:

a.            the Agent is acting solely as agent in connection with the public offering of the Placement Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company, the Operating Partnership, the Manager or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company, the Operating Partnership or the Manager on other matters, and the Agent has no obligation to the Company, the Operating Partnership or the Manager with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b.            it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c.            the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d.            it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Operating Partnership and the Manager, and the Agent has no obligation to disclose such interests and transactions to the Company, the Operating Partnership and the Manager by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e.            it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Securities under this Agreement and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, the Operating Partnership, the Manager or any of their employees or creditors, other than in respect of the Agent’s obligations under this Agreement and to keep information provided by the Company to the Agent and its counsel confidential to the extent not otherwise publicly-available.

26.            Recognition of the U.S. Special Resolution Regimes.

a.            In the event that the Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

b.            In the event that the Agent is a Covered Entity or a BHC Act Affiliate of the Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

27.            Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Securities pursuant to this Agreement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k)

“Covered Entity” means any of the following:

i.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

ii.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

iii.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Securities that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Agent outside of the United States.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company, the Operating Partnership, the Manager and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Operating Partnership, the Manager and the Agent.

Very truly yours,

READY CAPITAL CORPORATION

By:	/s/Andrew Ahlborn
Name:	Andrew Ahlborn
Title:	Chief Financial Officer

SUTHERLAND PARTNERS, L.P.

By:	/s/Andrew Ahlborn
Name:	Andrew Ahlborn
Title:	Authorized Person

WATERFALL ASSET MANAGEMENT, LLC

By:	/s/ Jack Ross
Name:	Jack Ross
Title:	Authorized Signatory

ACCEPTED as of the date first-above written:

B. RILEY SECURITIES, INC.

By:	/s/Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head of Investment Banking

[Signature Page to the ATM Agreement]

SCHEDULE 1

_________________________________

FORM OF PLACEMENT NOTICE
_________________________________

From:	Ready Capital Corporation

To:	B. Riley Securities, Inc.

Attention:	[__]

Subject:	At Market Issuance--Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement between Ready Capital Corporation (the “Company”), Sutherland Partners L.P. (the “Operating Partnership”), Waterfall Asset Management, LLC (the “Manager”) and B. Riley Securities, Inc. (“the Agent”), dated May 20, 2021, the Company hereby requests that the Agent sell up to [____________] aggregate amount of the Company’s [6.20% Senior Notes due 2026] [and] [or] [5.75% Senior Notes due 2027] at a minimum market price of $[__] per Placement Security, during the time period beginning [month, day, time] and ending [month, day, time].

Notwithstanding anything to the contrary herein, the Company shall not request the Agent to sell, and the Agent shall not sell, Placement Securities unless such Placement Securities are issued in a “qualified reopening” as provided for in Treasury Regulation Section 1.1275-2(k)(3).

SCHEDULE 2

_________________________________

Compensation
_________________________________

The Company shall pay to the Agent in cash, upon each sale of Placement Securities pursuant to this Agreement, an amount equal to up to 2.0% of the gross proceeds from each sale of Placement Securities.

SCHEDULE 3

_________________________________

Notice Parties
_________________________________

The Company, the Operating Partnership or the Manager

Andrew Ahlborn	aahlborn@waterfallam.com

Jessica Lang	JLang@waterfallam.com

B. Riley

Patrice McNicoll	pmcnicoll@brileyfin.com

Michael Cavanagh	mcavanagh@brileyfin.com

Keith Pompliano	kpompliano@brileyfin.com

Scott Ammaturo	sammaturo@brileyfin.com

with a copy to atmdesk@brileyfin.com

SCHEDULE 4

_________________________________

Subsidiaries
_________________________________

1.	Brannan Island, LLC
2.	Broadway & Commerce, LLC
3.	Cascade RE, LLC
4.	Ebusiness Funding, LLC
5.	GMFS LLC
6.	Knight Capital, LLC
7.	Knight Capital Funding I, LLC
8.	Knight Capital Funding II, LLC
9.	Knight Capital Funding III, LLC
10.	Knight Capital Funding SPV LLC
11.	Knight Capital Funding SPV III, LLC
12.	Ocrio LLC
13.	RC Knight Holdings, LLC
14.	RC-Triad Grantor Trust 2021-1
15.	RC-UDF Grantor Trust 2020-1
16.	RCL Sub I, LLC
17.	Ready Capital Kilfane I, LLC
18.	Ready Capital Kilfane II, LLC
19.	Ready Capital Mortgage Depositor, LLC
20.	Ready Capital Mortgage Depositor II, LLC
21.	Ready Capital Mortgage Depositor III, LLC
22.	Ready Capital Mortgage Depositor IV, LLC
23.	Ready Capital Mortgage Depositor V, LLC
24.	Ready Capital Mortgage Depositor VI, LLC
25.	Ready Capital Mortgage Financing 2018-FL2, LLC
26.	Ready Capital Mortgage Financing 2019-FL3, LLC
27.	Ready Capital Mortgage Financing 2020-FL4, LLC
28.	Ready Capital Mortgage Financing 2021-FL5, LLC
29.	Ready Capital Partners I, LLC

30.	Ready Capital Subsidiary REIT I, LLC
31.	Ready Capital TRS I, LLC
32.	ReadyCap Commercial, LLC
33.	ReadyCap Commercial Asset Depositor, LLC
34.	ReadyCap Commercial Asset Depositor II, LLC
35.	ReadyCap Commercial Mortgage Depositor, LLC
36.	ReadyCap Holdings, LLC
37.	ReadyCap Lending, LLC
38.	ReadyCap Lending SBL Depositor, LLC
39.	ReadyCap Lending Small Business Loan Trust 2019-2
40.	ReadyCap Merger Sub, LLC
41.	ReadyCap Mortgage Trust 2014-01
42.	ReadyCap Mortgage Trust 2015-02
43.	ReadyCap Mortgage Trust 2016-03
44.	ReadyCap Mortgage Trust 2018-04
45.	ReadyCap Mortgage Trust 2019-05
46.	ReadyCap Mortgage Trust 2019-06
47.	ReadyCap Warehouse Financing LLC
48.	RL CIT 2014-01, LLC
49.	SAMC Honeybee Holdings, LLC
50.	SAMC Honeybee TRS, LLC
51.	SAMC REO 2013-01, LLC
52.	SAMC REO 2018-01, LLC
53.	Silverthread Falls Holding, LLC
54.	Skye Hawk RE, LLC
55.	Skyeburst IC, LLC
56.	Sutherland 2016-1 JPM Grantor Trust
57.	Sutherland 2018-SBC7 REO I, LLC
58.	Sutherland Asset I, LLC
59.	Sutherland Asset II, LLC
60.	Sutherland Asset III, LLC
61.	Sutherland Asset Management, LLC
62.	Sutherland Commercial Mortgage Depositor, LLC
63.	Sutherland Commercial Mortgage Depositor II, LLC

64.	Sutherland Commercial Mortgage Depositor III, LLC
65.	Sutherland Commercial Mortgage Trust 2017-SBC6
66.	Sutherland Commercial Mortgage Trust 2018-SBC7
67.	Sutherland Commercial Mortgage Trust 2019-SBC8
68.	Sutherland Commercial Mortgage Trust 2020-SBC9
69.	Sutherland Grantor Trust 2015-1
70.	Sutherland Grantor Trust, Series I
71.	Sutherland Grantor Trust, Series II
72.	Sutherland Grantor Trust, Series III
73.	Sutherland Grantor Trust, Series IV
74.	Sutherland Grantor Trust, Series V
75.	Sutherland Grantor Trust, Series VI
76.	Sutherland Grantor Trust, Series VII
77.	Sutherland Partners, LP
78.	Sutherland Warehouse Trust
79.	Sutherland Warehouse Trust II
80.	Tahoe Stateline Venture LLC
81.	Tiger Merchant Funding, LLC
82.	Valcap I, LLC
83.	Waterfall Commercial Depositor LLC
84.	Waterfall Commercial Depositor II, LLC
85.	Waterfall Victoria Mortgage Trust 2011-SBC2
86.	ZALANTA RESORT at the VILLAGE, LLC
87.	ZALANTA RESORT AT THE VILLAGE – PHASE II, LLC

EXHIBIT 8(l)

Form of Representation Date Certificate
__________, 20___

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 8(l) of the At Market Issuance Sales Agreement (the “Agreement”), dated May 20, 2021, and entered into between Ready Capital Corporation, Sutherland Partners L.P., Waterfall Asset Management, LLC and B. Riley Securities, Inc. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The Company, the Operating Partnership and the Manager hereby jointly and severally certify as follows:

1.            As of the date of this Certificate (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for this paragraph 1 to be true.

2.            Each of the representations and warranties of the Company, the Operating Partnership and the Manager contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects (other than representations and warranties made as of a specific date or time, in which case such representations and warranties are true and correct in all material respects as of the time specified).

3.            Except as waived by the Agent in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4.            Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect or Manager Material Adverse Effect.

5.            No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and, to the Company’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6.            No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Securities under the securities or Blue Sky laws of any jurisdiction are in effect and, to the Company’s knowledge, no proceeding for such purpose is pending before, or threatened by, any securities or other governmental authority (including, without limitation, the Commission).

7.            Clifford Chance US LLP and Alston & Bird LLP are entitled to rely upon this Certificate in connection with the opinions given pursuant to the Agreement.

The undersigned has executed this Representation Date Certificate as of the date first written above.

READY CAPITAL CORPORATION

By:
Name:	Andrew Ahlborn
Title:	Chief Financial Officer

SUTHERLAND PARTNERS, L.P.

By:
Name:	Andrew Ahlborn
Title:	Authorized Person

WATERFALL ASSET MANAGEMENT, LLC

By:
Name:	Jack Ross
Title:	Authorized Signatory

EXHIBIT 24

Permitted Issuer Free Writing Prospectuses

None.